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                                                                    Exhibit 16.1

                          [ERNST & YOUNG LLP LETTERHEAD]

May 29, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

Re: NetGravity, Inc.

Gentlemen:

We have read the "Experts" section included on page 79 in the Registration Statement (Form S-1) and related Prospectus of NetGravity, Inc. as filed with the Securities and Exchange Commission on June 1, 1998 and are in agreement with the statements contained in the second paragraph therein relating to Ernst & Young LLP.

                                       /s/ Ernst & Young LLP